Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Reaches New Three-Year Labor Agreement with Cote Blanche Mine Employees

OVERLAND PARK, Kan. (April 3, 2019) -Compass Minerals (NYSE: CMP) announced that a new collective bargaining agreement has been ratified by its Cote Blanche mine employees represented by USW Local 14425.

The three-year agreement includes pay rate and benefit enhancements to be more consistent with other U.S.-based Compass Minerals employees as well as features that provide greater operational flexibility for the company.

“This agreement is an important step towards creating sustainable success at the mine and balances the needs of our employees with the interests of our customers and shareholders,” said Don Brumm, vice president, operations Cote Blanche mine. “Throughout the entire process, we’ve had productive and respectful dialogue with the union’s bargaining committee, which resulted in a positive outcome for all.”

“I am very pleased with the outcome of these negotiations as well as with the improved engagement of our employees throughout all of our operations,” said Anthony Sepich, senior vice president, Salt. “The collaboration that was demonstrated by all involved in the negotiations is an example of the culture we are building, which we believe will increase our execution effectiveness throughout the salt business.”

About Compass Minerals
Compass Minerals is a leading provider of essential minerals that solve nature’s challenges, including salt for winter roadway safety and other consumer, industrial and agricultural uses, and specialty plant nutrition minerals that improve the quality and yield of crops. The company produces its minerals at locations throughout the U.S., Canada, Brazil and the U.K., operating 21 production facilities and employing more than 3,000 personnel worldwide. Compass Minerals’ mission is to be the best essential minerals company by safely delivering where and when it matters. For more information about Compass Minerals and its products, please visit www.compassminerals.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about the company’s ability to achieve operational flexibility, sustainable success and increased execution effectiveness. We use words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors, including without limitation (i) weather conditions, (ii) pressure on prices and impact from competitive products, (iii) any inability by the company to fund necessary capital expenditures or successfully implement any capital projects, (iv) foreign exchange rates and the cost and availability of transportation for the distribution of the company’s products, (v) any inability by the company to successfully implement its cost savings initiatives, and (vi) the effects of changes in the company’s management. For further information on these and other risks and uncertainties that may affect the company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

Media Contact	Investor Contact
Tara Hefner	Theresa Womble
Director of Corporate Affairs	Director of Investor Relations
+1.913.344.9319	+1.913.344.9362
MediaRelations@compassminerals.com	womblet@compassminerals.com